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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-16809), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No. 333-15407),
and Form S-3 (File No. 333-15875) of our report dated February 5, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Rancho Penasquitos Racquet Club for the year ended December 31, 1996, of our report dated April 7, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of The Village Apartments for the year ended December 31, 1996, of our report dated January 3, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Banbury Cross Apartments for the year ended December 31, 1996, and of our report dated March 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Villa Serena Apartments for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.


                                                        COOPERS & LYBRAND L.L.P.


San Francisco, California
April 18, 1997